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                                                                   Exhibit 10.35


                          AGREEMENT FOR FLAT PRICE SALE


DATE: September 29, 2000 (supercedes Agreement of December 17, 1999, amendment of May 4, 2000, and amendment of July 19, 2000).

SELLER:                                              BUYER:
Beatrice Cheese,                                     Uno Restaurant Corp.
An Operating Unit of                                 100 Charles Park Road
Beatrice Group, Inc.                                 West Roxbury, MA
770 North Springdale Road                            02132
Waukesha, WI  53186

ITEM: 8/6# 2.5% Mozzarella Loaf Item #022-2350-381

FINISHED GOODS PRICE: $1.34/LB. A $.0125/lb. accrual will be established and paid to buyer quarterly.

QUANTITY: 7,412,000 lbs. (approximately 154,417 cases) October 23, 2000 through August 31, 2001.

SHIPMENT: Monthly volumes as follows: August 800,000 lbs. (approx. 16,667 cases); September 480,000 lbs. (approx. 10,000 cases); October 600,000 lbs. (approx. 12,500 cases); November 760,000 lbs. (approx. 15,833 cases); December 520,000 lbs. (approx. 10,833 cases); January 690,000 lbs. (approx. 14,375 cases); February 874,000 lbs. (approx. 18,208 cases); March 552,000 lbs. (approx. 11,500 cases); April 644,000 lbs. (approx. 13,417 cases); May 966,000 lbs. (approx. 20,125 cases); June 690,000 lbs. (approx. 14,375 cases), July 836,000 lbs. (approx. 17,417 cases); August 880,000 lbs. (approx. 18,333 cases).

F.O.B.: From the plant shipping the final finished product.

ADDITIONAL
CONDITIONS:

1. Buyer is permitted a 15% volume tolerance plus or minus the monthly contracted pounds.

2. Any open monthly order shortfalls/excesses from the original monthly shipment quantity after the monthly tolerances are calculated will be settled against the BFP/Class III milk settlement price for that particular month. Fixed BFP/Class III milk prices for purposes of setting the flat price of this Agreement are shown immediately below:

                         BASE BFP/Class III MILK PRICES

         The following are the base prices of determining the price of the Agreement. They are the closing BFP/Class III milk futures prices of December 16, 1999. January 2001-April 2001 Class III milk futures prices are closing prices from May 4, 2000. May-June 2001 Class III milk futures are closing prices from July 19, 2000. July-August 2001 Class III milk futures prices are closing prices from September 29, 2000.

         August 2000 $12.80/cwt.                    February 2001 $10.65/cwt.
         September 2000 $12.99/cwt.                 March 2001 $10.71/cwt.
         October 2000 $12.87/cwt.                   April 2001 $10.71/cwt.
         November 2000 $12.80/cwt.                  May 2001 $10.60/cwt.
         December 2000 $12.80/cwt.                  June 2001 $10.90/cwt.
         January 2001 $10.85/cwt.                   July 2001 $10.89/cwt.
                                                    August 2001 $10.92/cwt.


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3.   Calculation of the settlement is the difference between the contract base price listed in the above table and the specified monthly BFP/Class III settlement price multiplied by the short/excess milk pounds required for manufacturing the cheese shipped in that particular month. The conversion factor shall be 10 pounds of milk to 1 pound of cheese.

4.   The Seller and the Buyer also may agree mutually to reschedule shipment.


BEATRICE GROUP, INC.

By:     David Nusbaum
   -------------------------------------------


Its:    Vice President of Sales
    ------------------------------------------


Date:   October 11, 2000
     -----------------------------------------



UNO RESTAURANT CORP.

By:     Alan Fox
   -------------------------------------------


Its:    Executive Vice President
    ------------------------------------------


Date:   October 31, 2000
     -----------------------------------------



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